Exhibit 21.1

Subsidiaries of XO Group Inc.

WEDDINGPAGES, LLC (DELAWARE)

CLICK TRIPS, INC. (PENNSYLVANIA)

WEDDINGCHANNEL.COM, INC. (DELAWARE)

THE BUMP MEDIA, INC. (DELAWARE)

BREASTFEEDING.COM, INC. (COLORADO)

WS HOLDINGS (US) INC. (DELAWARE)

WEDSNAP INC. (CANADA)

GUANGZHOU THE KNOT SOFTWARE DEVELOPMENT CO. LTD (PEOPLE’S REPUBLIC OF CHINA)

BEIJING DE NA CULTURAL BROADCAST COMPANY LIMITED (PEOPLE’S REPUBLIC OF CHINA)

BEIJING DE NA MATRIMONY CULTURE CO. LTD. (PEOPLE’S REPUBLIC OF CHINA)

TK INVESTMENT COMPANY LIMITED (HONG KONG)

THE KNOT ASIA PACIFIC LIMITED (HONG KONG)

AMERICAN BRIDAL ACCESSORIES, LLC (DELAWARE)